Exhibit 10.1

EQUITY TRANSFER AGREEMENT

This EQUITY TRANSFER AGREEMENT (the “Agreement”) is being executed and delivered this 30th day of January, 2015 (the “Effective Date”) by and between Rebel Group, Inc. (the “Seller”), and Moxian China, Inc. (the “Buyer”). Each of the Seller and Buyer, is hereinafter called a “Party”, together, the “Parties.”

WHEREAS, the Seller owns 1 ordinary share of Moxian Intellectual Property Limited (“Moxian IP” or the “Subsidiary”), a corporation incorporated under the laws of Independent State of Samoa and wholly-owned subsidiary of the Seller, constituting 100% of the total issued and outstanding shares of ordinary shares of Moxian IP (the “Moxian IP Equity Interest”);

WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, the Moxian IP Equity Interest in consideration of UNITED STATES DOLLARS SIX MILLION SEVEN HUNDRED AND EIGHTY TWO THOUSAND ($6,782,000) (the “Purchase Price”) (such transaction, the “Transaction”);

WHEREAS, on February 19, 2014, the Seller and the Buyer entered into a License and Acquisition Agreement (the “License and Acquisition Agreement”), where the Seller sold 100% of the equity interests of Moxian Group Limited, a corporation incorporated in British Virgins Islands (“Moxian BVI”) for $1,000,000 and granted to the Buyer the exclusive right to use the intellectual property rights owned by Moxian IP;

WHEREAS, the Buyer owed the Seller an aggregate of $1,000,000 (“Owed Acquisition Price”) as of the date hereof under the License and Acquisition Agreement, and the Buyer and the Seller desire to terminate the License and Acquisition Agreement with the Buyer’s obligation and the Seller’s rights with respect to the Owed Acquisition Price surviving such termination.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.    Transfer of Equity Interest of Moxian IP. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver all of the Moxian IP Equity Interest to the Buyer, and the Buyer shall accept all of the outstanding Moxian IP Equity Interest.

2.    Termination of License and Acquisition Agreement. The Seller and the Buyer hereby agree that the License and Acquisition Agreement shall be terminated and be of no further force or effect, with the Seller’s right to receive and the Buyer’s obligation to pay the Owed Acquisition Price surviving such termination.

3.    Consideration. As consideration for the Moxian IP Equity Interest as provided for in Section 1 as well as the Owed Acquisition Price in Section 2, on the Effective Date, the Buyer shall pay to the Seller a convertible promissory note in substantially the form of Exhibit A hereto (the “Note”) in the principal amount of SEVEN MILLION SEVEN HUNDRED AND EIGHTY TWO THOUSAND U.S. dollars ($7,782,000), which is the sum of the Purchase Price and the Owed Acquisition Price.

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4.    Closing. At the closing, the Seller shall deliver to the Buyer the share certificate representing Moxian IP Equity Interests and the duly executed stock power and the Note shall be delivered by the Buyer to the Seller. The closing shall be held on such date as the parties may agree upon (the “Closing” and the “Closing Date”) at 10:00 a.m. and at such other location or by such other means upon which the parties may agree; provided, that all of the conditions set forth in Section 4 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

5.    Representations and Warranties of Seller. Seller hereby represents and warrants to the Buyer the following:

(a)	Organization and Standing. It is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by the Seller or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Seller (a "Material Adverse Effect");

(b)	Authorization and Validity of Agreements. Seller has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c)	Title to Shares. Seller is the sole record and beneficial owner of the Moxian IP Equity Interest and has sole managerial and dispositive authority with respect to the Moxian IP Equity Interest. The Seller has not granted any person a proxy with respect to the Moxian IP Equity Interest owned by such Seller that has not expired or been validly withdrawn. The sale and delivery by the Sellers of the Moxian IP Equity Interest to the Buyer pursuant to this Agreement will vest in the Buyer legal and valid title to the Moxian IP Equity Interest, free and clear of all Liens, security interests, adverse claims or other encumbrances of any character whatsoever, other than encumbrances created by the Buyer and restrictions on the resale of the Moxian IP Equity Interest under applicable securities laws (“Encumbrances”).

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(d)	No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the Seller’s Certificate of Incorporation, By-laws or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Seller is a party or by which the Seller is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Seller, except where such violation, conflict or breach would not have a Material Adverse Effect on the Seller. This Agreement when executed by the Seller will be a legal, valid and binding obligation of the Seller enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

(e)	Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Seller or its subsidiaries, threatened against the Seller or its subsidiaries at law or in equity before or by any court or Federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could materially adversely affect the Seller. The Seller is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a material adverse effect on the Seller.

(f)	Consents/Approvals. No consents, filings (other than Federal and state securities filings relating to the issuance of the Shares pursuant to applicable exemptions from registration, which the Seller hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Seller for the Seller’s execution, delivery and performance of this Agreement which have not already been obtained or made or will be made in a timely manner following the Closing.

(g)	No Commissions. The Seller has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

(h)	Compliance with Laws. The business of the Seller and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances.

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(i)	Investment Intent. The Note issued hereunder to the Seller and the shares issuable upon conversion of the Note are being purchased for its own account and are not being purchased with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Seller understands that such Note has not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to the Buyer, if requested by the Buyer, an investment letter in customary form. The Seller further understands that the Note shall bear a legend substantially similar to the following and agrees that it will hold such Note subject thereto:

NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF OR UPON EXCHANGE HEREUNDER (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

(j)	Due Diligence. The Seller has had full access to all the information which the Seller (or the Seller’s advisor) considers necessary or appropriate to make an informed decision with respect to the Seller’s investment in the Note. The Seller acknowledges that the Buyer has made available to the Seller and the Seller’s advisors the opportunity to examine and copy any contract, matter or information which the Seller considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Buyer. To the extent the Seller has not sought information regarding any particular matter, the Seller represents that he or she had and has no interest in doing so and that such matters are not material to the Investor in connection with this investment. The Seller has accepted the responsibility for conducting the Seller’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Seller deems relevant or appropriate in connection with this investment.

(k)	Independent decision. The Seller (i) is a sophisticated person with respect to the investment of the Note; (ii) has adequate information concerning the business and financial condition of the Buyer to make an informed decision regarding the investment of the Note; and (c) has independently and without reliance upon the Buyer, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the Buyer’s express representations, warranties and covenants in this Agreement. The Seller acknowledges that the Buyer has not given the Seller any investment advice, credit information or opinion on whether the investment of the Note is prudent.

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(l)	Disclosure. No representation or warranty by the Seller in this Agreement, the Agreement, nor in any certificate, Schedule or Exhibit delivered or to be delivered pursuant to this Agreement: contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Seller and its subsidiaries at the time of the execution of this Agreement, there is no information concerning the Seller and its subsidiaries or their respective businesses which has not heretofore been disclosed to the Purchasers that would have a Material Adverse Effect.

6.     Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Seller the following:

(a)    Organization and Standing. The Buyer is duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted. The Buyer is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect upon its assets, properties, financial condition, results of operations or business.

(b)    Capacity of the Buyer; Authorization; Execution of Agreements. The Buyer has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement by the Buyer, and the performance by the Buyer of the transactions and obligations contemplated hereby, including, without limitation, the purchase of the Moxian IP Equity Interest from the Seller hereunder, have been duly authorized by all requisite corporate action of the Buyer. This Agreement constitutes a valid and legally binding agreement of the Buyer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

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(c)    Capitalization. At the date of this Agreement, the authorized capital stock of the Buyer consists of (i) 500,000,000 shares of Common Stock, of which 198,300,000 shares are issued and outstanding, and (ii) 100,000,000 shares of preferred stock, par value of $0.001 per share (“Preferred Stock”), of which no shares are issued and outstanding. The Buyer has no other class or series of equity securities authorized, issued, reserved for issuance or outstanding. There are (x) no outstanding options, offers, warrants, conversion rights, contracts or other rights to subscribe for or to purchase from the Buyer, or agreements obligating the Buyer to issue, transfer, or sell (whether formal or informal, written or oral, firm or contingent), shares of capital stock or other securities of the Buyer (whether debt, equity, or a combination thereof) or obligating the Buyer to grant, extend, or enter into any such agreement and (y) no agreements or other understandings (whether formal or informal, written or oral, firm or contingent) which require or may require the Buyer to repurchase any of its Common Stock. There are no preemptive or similar rights granted by the Buyer with respect to the Buyer’s capital stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Buyer. Except as set forth on Schedule 6(c) hereto and the registration rights provided to the Seller, the Buyer is not a party to any registration rights agreements, voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of the capital stock of the Buyer, or any agreement with respect to the transferability, purchase or redemption of any shares of the capital stock of the Buyer. The sale of the Shares to the Purchaser does not obligate the Buyer to issue any shares of capital stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Buyer securities, by agreement with the Buyer, to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding Common Stock is all duly and validly authorized and issued, fully paid and nonassessable. The Primary Sellers will cause the Buyer not to issue, or resolve or agree to issue, any securities to any party, other than the Purchaser, prior to the Closing.

(d)    Conflicts; Defaults. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of the transactions and obligations contemplated hereby and thereby to be performed by it do not (i) violate, conflict with, or constitute a default under any of the terms or provisions of, the Certificate of Incorporation, as amended, the Bylaws, or any provisions of, or result in the acceleration of any obligation under, any contract, note, debt instrument, security agreement or other instrument to which the Buyer is a party or by which the Buyer, or any of the Buyer’s assets, is bound; (ii) result in the creation or imposition of any Encumbrances or claims upon the Buyer’s assets or upon any of the shares of capital stock of the Buyer; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Buyer; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing.

(e)    Securities Laws. The Buyer has complied in all material respects with applicable federal securities laws, rules and regulations, including the Sarbanes-Oxley Act of 2002, as amended, as such laws, rules and regulations apply to the Buyer and its securities. All shares of capital stock of the Buyer have been issued in accordance with applicable federal securities laws, rules and regulations. There are no stop orders in effect with respect to any securities of the Buyer that have been communicated to the Buyer’s transfer agent.

(f)    Reports. With a view to making available to the Seller the benefits of Rule 144 of the Securities and Exchange Commission (the “SEC”) and any other rule or regulation of the SEC that may at any time permit the Seller to sell the shares of common stock issuable upon conversion of the Note (“Conversion Shares”) to the public without registration, the Buyer shall:

(i)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(ii)   use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

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(iii)   so long as the Seller owns any Conversion Shares, furnish to the Seller forthwith upon request (a) a written statement by the Buyer that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested in availing the Seller of any rule or regulation of the SEC that permits the selling of any such securities without registration; and (c) a legal opinion provided by the Buyer’s counsel that the Conversion shares can be transferred without registration in accordance with Rule 144 promulgated by the SEC under the Securities Act of 1933 in the event that all the requirements under Rule 144 have been satisfied.

(g)   Demand Registration.

(i)   If the Buyer receives a request from the Seller that the Buyer file a registration statement on Form S-1 (a “Registration Statement”) to register the resale of any of the Conversion Shares (the “Registrable Securities”) held by the Seller (the “Demand Notice”), then the Buyer shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Seller, file a Registration Statement under the Securities Act covering the resale of all Registrable Securities that the Seller requested to be registered, subject to potential reduction of the number of Registrable Securities to be registered for resale in the applicable Registration Statement (“Cut Back Shares”) pursuant to the requirements of the SEC (“Registration Reduction”). In the event of a Registration Reduction, immediately after the Company is able to effect the registration of the Cut Back Shares, the Company shall file and cause to be declared effective such additional Registration Statements in the time frame set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities.

(ii)   The Buyer shall use its reasonably best efforts to cause a Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than ninety (90) days after such Registration Statement is initially filed with the SEC. The Company hereby also agrees to use its reasonable best efforts to keep the Registration Statements continuously effective under the Securities Act until the Seller no longer owns any Registrable Securities.

(iii)   The Buyer shall pay the Registration Expenses relating to the registration of the Registrable Securities. “Registration Expenses” means all expenses incident to the Company's performance of or compliance with this Warrant, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company (but not of counsel to the Holder) and of all independent certified public accountants, underwriters and other persons retained by the Company.

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7.    Indemnification. The Party (the “Indemnifying Parties”) hereby agrees to indemnify and hold harmless the other Party(the “Indemnified Parties”) from and against any and all liabilities, obligations, claims, losses, expenses, damages, actions, liens and deficiencies (including reasonable attorneys’ fees) which exist, or which may be imposed on, incurred by or asserted against the Indemnified Parties due to or arising out of any breach or inaccuracy of any representation or warranty of the Indemnifying Parties under Section 5 or 6 hereof, or any covenant, agreement or obligation of any Indemnifying Party hereunder or in any other certificate, instrument or document contemplated hereby or thereby (“Damages”), for a period of twenty-four (24) months from the Effective Date (the “Indemnification,” and the period herein is referred to as the “Indemnification Period”). The Indemnifying Parties shall not be obligated to pay to the Indemnified Parties any amounts for Indemnification for Damages in excess of US$ USD 7,782,000 (“Cap”). The Indemnifying Parties shall not be obligated to make any payment for Indemnification in respect of any claims for Damages that are made by the Indemnified Parties after the expiration of the Indemnification Period; provided, however, that the obligations of the Indemnifying Parties under the Indemnification shall remain in full force and effect, subject to the Cap, in respect of any claims for Damages which are made prior to, and remain pending at, the expiration of the Indemnification Period. In addition, the Indemnifying Parties covenants that it shall have no liquidation, dissolution, winding up or any other similar action of itself within the Indemnification Period. The indemnification provided by this Section 7 shall be the sole pecuniary remedy of the Indemnified Parties for any Damages; provided, however, that no remedies of the Indemnified Parties for any breach by the Indemnifying Parties of the representations and warranties contained in Section 5 or 6 shall be limited in any way by this Section 7.

8.    Access to Information; Notification of Certain Matters.

(a)   Subject to applicable law, the Seller shall (i) give to the Buyer or its counsel reasonable access to the books and records of Moxian IP, and (ii) furnish or make available to the Buyer and its counsel such financial and operating data and other information about Moxian IP as such persons may reasonably request.

(b)    Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

(i)    any communication received by such party from, or given by such party to, any Governmental Authority in connection with any of the transactions contemplated hereby;

(ii)    any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

(iii)    any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its affiliates that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

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9.    Miscellaneous.

(a)  Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Seller nor Cannon makes any representation, warranty, covenant or undertaking with respect to such matters.

(b)  Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by all of the parties hereto. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

(c)  Governing Law and Submission to Jurisdiction. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in New York State (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(d)   Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. The signature pages hereto in facsimile copy or other electronic means, including e-mail attachment, shall be deemed an original for all purposes.

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(e)   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Seller may not assign or transfer their rights hereunder without the prior written consent of the Buyer, and the Buyer may not assign or transfer its rights under this Agreement without the consent of the Seller.

(f)   Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

(g)   Interpretation. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Rebel Group, Inc.

By:	/s/ Liew Kwong Yeow
Name: Liew Kwong Yeow
Title: Chief Executive Officer

Moxian China, Inc.

By:	/s/ Ng Kian Yong
Name: Ng Kian Yong
Title: Chief Executive Officer

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EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

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NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE UPON CONVERSION HEREOF OR UPON EXCHANGE HEREUNDER (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: January 30, 2015	US $ 7,782,000

FOR VALUE RECEIVED, MOXIAN CHINA, INC., a Nevada Corporation (the “Company”) located at Room 2313-2315, Block B, Zhongshen Garden, Caitian South Road, Futian District, Shenzhen, Guangdong Province, China 518101 hereby promises to pay to the order of REBEL GROUP, INC. located at or its successors or assigns (the “Holder”), the principal amount of Seven Million Seven Hundred Eighty-Two Thousand United States Dollars (US$7,782,000) on or prior to nine (9) months after the issuance of this Note (the “Maturity Date”), in accordance with the terms hereof. This Convertible Promissory Note (this note, and all notifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note” together with other notes that are issued pursuant to the Equity Transfer Agreement, dated as of the even date hereof (the “Equity Transfer Agreement”), entered into by and between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Equity Transfer Agreement.

1.    Payments of Principal and Interest.

(a)    Payment of Principal. The principal amount of this Note shall be paid to the Holder on or prior to the Maturity Date.

(b)    Payment of Interest. This Note shall be interest free and shall not accrue any interest. Upon the occurrence of an Event of Default, the Note shall bear interest at the lesser of (i) the compounded rate of one (1%) percent per year until such Event of Default is cured or (ii) the maximum permitted under applicable law.

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(c)    General Payment Provisions. So long as a Holder or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, all sums of principal, interest or otherwise becoming due on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company no later than 4:00 p.m. New York time, on the date such payment is due, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 4:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Holder and to each other Person holding this Note. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(d)    Optional Prepayment. At any time prior to the Maturity Date, the Company may pre-pay this Note without penalty and, upon such prepayment in full, the Holder shall have no further rights under this Note, including no rights of conversion.

2.     Conversion of Note.

(a)   Optional Conversion.    Any and all sums due under this Note may be converted into Common Stock of the Company (the “Conversion Shares”) at any time at a conversion price (the “Conversion Price”) equal to $1.00 per share at the option of the Company, if and only if, the volume weighted average price (“VWAP”) of the Company’s Common Stock as reported by Bloomberg for a period of thirty (30) trading days immediately prior to the date of conversion is higher than the Conversion Price. The number of Conversion Shares to be issued as a result of the optional conversion of the Note shall be calculated by dividing: (x) all or any portion of the outstanding and unpaid principal and interest of this Note, by (y) the Conversion Price. The Conversion Price shall be subject to adjustment to reflect forward or reverse stock splits, recapitalizations, stock dividends as set forth herein.

(b)   Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(i)    Subject to Section 2(b) hereof, this Note may be converted by the Company in whole or in part at any time from time to time after the Issuance Date, by (A) submitting to the Holder a Notice of Conversion in the form of Exhibit A (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) delivering the Conversion Shares to the Holder’s address no later than ten (10) Trading Days after the date of the Notice of Conversion in the manner as provided under this Section 2(b). Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal and interest of this Note represented by this Note may be less than the amount stated on the face hereof. At such time as such conversion has been effected, the rights of the Holder of this Note as the Holder of such Note shall cease (with respect to the amount so converted), and the Person or Persons in whose name or names any certificate or certificates for the Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby.

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(ii)    As soon as possible after the conversion has been effected, the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the Conversion Shares issuable by reason of such conversion in such name or names and such denomination or denominations as the Holder has specified.

(iii)    No fraction of shares or scrip representing fractions of shares will be issued on conversion. Upon any conversion of the entire outstanding principal of and interest on this Note, the number of shares or other securities issuable shall be rounded up to the nearest whole number.

(iv)    The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion and the related issuance of Conversion Shares.

(v)    Neither the Company nor acquirer shall close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(vi)    The Company or its acquirer shall at all times reserve and keep available out of its authorized but unissued shares of the common stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of other type of capital securities of the Company or its acquirer issuable upon conversion. All Conversion Shares which are so issuable shall, when issued, be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company or its acquirer shall take all such actions as may be necessary to assure that all such Conversion Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock are quoted.

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3.    Adjustment to the Conversion Price.

(a)   Adjustment Due to Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person or Persons when the Company is not the survivor shall be treated pursuant to Section 3(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)   Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Conversion Shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

(c)    Purchase Rights. If, at any time when the Note is issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of units of Conversion Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

4.    Demand Registration

(a)   If the Buyer receives a request from the Seller that the Buyer file a registration statement on Form S-1 (a “Registration Statement”) to register the resale of any of the Conversion Shares (the “Registrable Securities”) held by the Seller (the “Demand Notice”), then the Buyer shall as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Seller, file a Registration Statement under the Securities Act covering the resale of all Registrable Securities that the Seller requested to be registered, subject to potential reduction of the number of Registrable Securities to be registered for resale in the applicable Registration Statement (“Cut Back Shares”) pursuant to the requirements of the SEC (“Registration Reduction”). In the event of a Registration Reduction, immediately after the Company is able to effect the registration of the Cut Back Shares, the Company shall file and cause to be declared effective such additional Registration Statements in the time frame set forth herein as necessary to ultimately cause to be covered by effective Registration Statements all Registrable Securities.

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(b)   The Buyer shall use its reasonably best efforts to cause a Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than ninety (90) days after such Registration Statement is initially filed with the SEC. The Company hereby also agrees to use its reasonable best efforts to keep the Registration Statements continuously effective under the Securities Act until the Seller no longer owns any Registrable Securities.

(c)   The Buyer shall pay the Registration Expenses relating to the registration of the Registrable Securities. “Registration Expenses” means all expenses incident to the Company's performance of or compliance with this Warrant, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company (but not of counsel to the Holder) and of all independent certified public accountants, underwriters and other persons retained by the Company.

5.    Transfer, Exchange and Replacement.

(a)   Transfer. This Note has not been and is not being registered under the provisions of the Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the Securities Act) and (2) the holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee, and that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Holder to any Person other than Holder’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each holder of the Note shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

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(b)    Replacement. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

6.    Defaults and Remedies.

(a)    Events of Default. An “Event of Default” means any of the following events which is not cured within 10 business days (the “Cure Period”) provided however that such Cure Period is not applicable to paragraph (i) below:

(i)    failure by the Company to pay any principal amount or interest due hereunder within thirty (30) Business Days of the date such payment is due;

(ii)    the Company shall:

(1)	make a general assignment for the benefit of its creditors;

(2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties;

(3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code;

(4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation;

(5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or

(6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(iii)    any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(iv)    any material breach by the Company of any of its representations or warranties under the Equity Transfer Agreement; or

(v)    any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Note or the Equity Transfer Agreement which is not cured by the Company within the Cure Period after receipt of written notice thereof.

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(b)    Remedies. Holder of the Note at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (ii) of Section 6(a) above.

7.     Right of First Refusal.

If the Holder proposes to offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly (each, a “Transfer”), any of the Conversion Shares, the Holder shall provide a written notice to the Company no later than 10 days prior to such Transfer (the “Waiting Period”). By written notification to the Holder with the Waiting Period, the Company may elect to repurchase the Conversion Shares or to nominate any Person to acquire the Conversion Shares, at a price (the “ROFR Price”) equals to (x) the VWAP of the Company’s Common Stock as reported by Bloomberg for a period of thirty (30) trading days, multiplied by (y) 80%; provided however, that the ROFR Price shall in no event be lower than the Conversion Price based on which the Conversion Shares have been issued.

8.    Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, without a written amendment executed by the Company and holders of the Notes consisting of a majority of the outstanding principal amount.

9.    Voting Rights. Upon Conversion into the Common Stock the Holder shall have the voting rights applicable to the Common Stock consistent with the Company’s Articles of Incorporation and By-laws.

10.   Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Equity Transfer Agreement and may be transferred or exchanged only in compliance with the Equity Transfer Agreement and applicable federal and state securities laws and regulations.

11.   Cancellation. After all principal owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

12.   Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

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13.   Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Nevada, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.   Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.

The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity.

15.   Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

16.   Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

17.   Assignments. The Holder may assign, participate, transfer or otherwise convey this Note and any of its rights or obligations hereunder or interest herein, in whole or part, to any other Person and this Note shall inure to the benefit of the Payee’s successors and assigns. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder without the prior written consent from the Holder.

18.    Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the Issuance Date.

Moxian China, Inc.

By:	/s/ Ng Kian Yong
Name:	Ng Kian Yong
Title:	Chief Executive Officer

[-Signature Page to Convertible Promissory Note-]

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EXHIBIT A

NOTICE OF CONVERSION

The Company hereby elects to convert $_____________ amount of the Note (defined below) into that number of shares of Common Stock (“Common Stock”) to be issued pursuant to the conversion of the Note as set forth below, of Moxian China, Inc., a Nevada corporation (the “Company”) according to the conditions of the convertible promissory note of the Company dated as of __________ (the “Note”), as of the date written below.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Date of Conversion:
Applicable Conversion Price:
Number of Shares of Common Stock to be issued pursuant to Conversion of the Note:
Amount of Principal due remaining under the Note after this conversion:

MOXIAN CHINA, INC.

By:
Name:
Title:
Date:

Acknowledged and Accepted by Holder:

The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

By:

Name:
Title:
Date:

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